SHOWBIZ PIZZA TIME, INC.
                                 DEVELOPMENT AGREEMENT - Exhibit 10(g)


                                 4441 West Airport Freeway
                                 P.O. Box 152077
                                 Irving, TX  75062


          SHOWBIZ PIZZA TIME, INC. DEVELOPMENT AGREEMENT


                                                             PAGE


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

I.     GRANT . . . . . . . . . . . . . . . . . . . . . . . . .  2

II.    DEVELOPMENT FEE . . . . . . . . . . . . . . . . . . . .  2

III.   DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING
       RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .  3

IV.    TERM AND TERRITORIAL RIGHTS OF DEVELOPER. . . . . . . .  4

V.     DUTIES OF DEVELOPER . . . . . . . . . . . . . . . . . .  4

VI.    DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .  5

VII.   TRANSFERABILITY . . . . . . . . . . . . . . . . . . . .  6

VIII.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . .  8

IX.    NOTICES . . . . . . . . . . . . . . . . . . . . . . . .  9

X.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION. . . . . . . 10

XI.    APPROVALS . . . . . . . . . . . . . . . . . . . . . . . 12

XII.   WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . 13

XIII.  SEVERABILITY AND CONSTRUCTION . . . . . . . . . . . . . 13

XIV.   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . 14

XV.    CURRENCY REQUIREMENT. . . . . . . . . . . . . . . . . . 14

XVI.   MEDIATION AND APPLICABLE LAW  . . . . . . . . . . . . . 14

XVII.  DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . 16

XVIII. GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . 16

ATTACHMENT A - Franchise Agreement
ATTACHMENT B - Development Schedule
ATTACHMENT C - Guaranty
ATTACHMENT D - Developer's Principals and Initial Equity Owners

ATTACHMENT E - Confidentiality and Noncompetition Agreement

                     SHOWBIZ PIZZA TIME, INC.
                      DEVELOPMENT AGREEMENT



       This Development Agreement is entered into this --- day of
- --, 19-- by and between ShowBiz Pizza Time, Inc., a Kansas corporation (hereinafter "Franchisor"), and --------------------------
- -------------------------------------------------------------------------
- ---------------------------------------------------------(hereinafter
"Developer").


                           WITNESSETH:

       WHEREAS, Franchisor owns and franchises a distinctive system (hereinafter "System") relating to the establishment, development, and operation of family-oriented pizza restaurants, the distinguishing characteristics of which System include, without limitation, entertainment at the restaurant by video display and/or three-dimensional computer- controlled animated characters which play or appear to play instruments, sing and talk; separate areas with a variety of rides, amusement games and other attractions;
characteristic decorations, furnishings and materials; specially-designed equipment and equipment layouts; trade secret food products and other special recipes, menus and food and beverage designations; food and beverage preparation and service procedures and techniques; operating procedures for sanitation and maintenance; methods and techniques for inventory and cost controls, record keeping and reporting, personnel training and management, and advertising and promotional programs; cornerstones of operation; and operational policies; all of which may be changed, improved or further developed by Franchisor from time to time;

       WHEREAS, Franchisor is the owner of the entire right, title and interest in the trade names, trademarks and service marks, "ShowBiz Pizza" and "Chuck E. Cheese", and owns and/or has the right to use and license others to use such other trade names, trademarks and service marks, as are now designated (and may hereinafter be designated by Franchisor in writing) as part of the System (hereinafter "Proprietary Marks"), and Franchisor continues to develop, use and control the Proprietary Marks for the benefit and exclusive use of itself and its franchisees in order to identify for the public the source of products and services marketed thereunder and to represent the System's high standards of quality and service;

       WHEREAS, Franchisor owns and/or has the right to use and license others to use certain unique technology, computer hardware and software, artistic designs, scripts and musical scores, staging and lighting techniques and configurations, manufacturing know-how and other intellectual property relating to video display entertainment and to three- dimensional computer-controlled animated characters, including, present and future improvements, additions, replacements, patents, trademarks, service marks, copyrights, and other intellectual and artistic property related thereto, and all plans, specifications and written documents necessary for the operation, maintenance and repair thereof (all of which is hereinafter "Animated Entertainment");

       WHEREAS, Franchisor has used and licensed others to use
Animated Entertainment as an integral and central feature of the System restaurants, including certain three-dimensional computer-controlled animated characters which have become identified by the public with System restaurants, and Franchisor will continue to use and license others to use as an integral and central feature of the System such animated characters as Franchisor may designate;

       WHEREAS, Developer wishes to obtain certain development rights to use the System and be identified with the Proprietary Marks in the territory described in this Development Agreement and to be trained by Franchisor to establish and operate restaurants using Franchisor's System.

       NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, hereby mutually agree as follows:

         I. GRANT

          A. Franchisor hereby grants to Developer the right, and Developer undertakes the obligation, pursuant to the terms and conditions of this Development Agreement, to establish and operate
- ------------------(---------) restaurants under the Proprietary Marks designated by Franchisor, and to use solely in connection therewith Franchisor's System, within the following territory (hereinafter "Assigned Area"):

          B. Each System restaurant described in Paragraph I.A hereof shall be established and operated pursuant to a franchise agreement ("Franchise Agreement") to be entered into by Developer and Franchisor pursuant to Paragraph III.A hereof.

          C.   This Agreement is not a Franchise Agreement, and
Developer shall have no right to use in any manner Franchisor's
Proprietary Marks, the Animated Entertainment or the System by virtue hereof.

          D. Developer shall have no right under this Agreement to license others to use the Proprietary Marks, Animated
Entertainment or the System.

       II.     DEVELOPMENT FEE

          A. Franchisor acknowledges having received from Developer a nonrefundable development fee of ----------------------------
- ---------------Dollars ($-----------), which fee was paid by
Developer to Franchisor in consideration for the administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of Franchisor's entering into this Agreement with Developer.

          B.   Franchisor also acknowledges having received from
Developer:

               1.   The initial franchise fee of Fifty Thousand
Dollars ($50,000) for the first Franchise Agreement to be executed pursuant hereto.

               2. Twelve Thousand Five Hundred Dollars ($12,500) for each additional Franchise Agreement to be executed pursuant hereto. This amount ($12,500) shall be credited toward the initial franchise fee for each additional Franchise Agreement executed pursuant hereto.

               3.   Ten Thousand Dollars ($10,000) for each
Franchise Agreement to be executed pursuant hereto.

       All payments required by this Paragraph II.B are nonrefundable and are made in consideration for the administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of Franchisor's entering into this Agreement with Developer.

       III.  DEVELOPMENT SCHEDULE AND MANNER OF EXERCISING RIGHTS

          A. Developer shall exercise each right granted in Paragraph I.A hereof only by executing a Franchise Agreement for each System restaurant at a site to be approved by Franchisor in the Assigned Area as hereinafter provided. The Franchise Agreement for the first such restaurant shall be in the form of the Franchise Agreement attached hereto as Attachment A. The Franchise Agreement for each additional restaurant established pursuant hereto shall be the then-current form of Franchise Agreement being offered by Franchisor at the time each additional Franchise Agreement is signed, the terms of which may differ from the terms of the Franchise Agreement attached hereto as Attachment A, including, without limitation, higher royalty and other fees and contributions; provided, however, that the initial franchise fee to be paid under each such Franchise Agreement by Developer shall be Fifty Thousand Dollars ($50,000.00).

          B. Recognizing that time is of the essence, Developer agrees to exercise each of the rights granted in Paragraph I.A hereof in the manner specified in Paragraph III.A, pursuant to the development schedule set forth in Attachment B (the "Development Schedule"), which is attached hereto and incorporated herein by reference. Failure by Developer to comply with the Development Schedule shall constitute a default under this Agreement as provided in Paragraph VI.C hereof. Upon Developer's written request, Franchisor may, in its sole discretion, extend for a period of thirty (30) days any date described in the Development Schedule. Such extension(s) shall not extend any other dates described in the Development Schedule. Developer shall pay to Franchisor an extension fee of Two Thousand Five Hundred Dollars ($2,500) for the first and each subsequent thirty (30) days extension which Franchisor grants to Developer. The extension fee shall be paid to Franchisor with each written request for an extension and shall be fully refunded in the event Franchisor, in its sole discretion, declines to grant the requested extension. The extension fee shall not be refunded under any other circumstances.

       IV.     TERM AND TERRITORIAL RIGHTS OF DEVELOPER

          A. Unless sooner terminated in accordance with the terms of this Agreement, the term of this Agreement and all rights granted hereunder shall expire on the date on which Developer successfully and in a timely manner has completed the Development Schedule.

          B. So long as Developer complies with the Development Schedule and the other terms and conditions of this Agreement and all Franchise Agreements between Developer and Franchisor, Franchisor shall not, during the term of this Agreement, establish nor grant anyone other than Developer the right to establish any restaurants under the System in the Assigned Area. Franchisor retains all other rights. Except as described in this Paragraph IV, Franchisor shall at all times have the right to offer and sell, and license others to offer and sell, any goods or services under any marks (including the Proprietary Marks) at and from any location (regardless of whether within or outside the Assigned Area, or proximity to the Assigned Area) to any customers.

          C. If, at any time during the two (2) year period immediately following Developer's successful completion of the Development Schedule, Franchisor proposes to franchise or to establish an additional restaurant or restaurants under the System in the Assigned Area, and Developer is then in compliance with all terms and conditions of all Franchise Agreements between Developer and Franchisor, Developer shall have a right of first refusal to enter into a Development Agreement and/or Franchise Agreement to establish such additional System restaurant or restaurants as Franchisor proposes from time to time for such further development. In that event, Franchisor shall submit Franchisor's then-current form of Development Agreement and/or Franchise Agreement to Developer and Developer shall have thirty (30) days after receipt to execute and return such agreement to Franchisor. In the event that Developer does not timely exercise such right of first refusal, Franchisor may thereafter elect to (and shall be entitled, permitted and authorized to) establish additional System restaurants itself or franchise others to do so in the Assigned Area.

       V.  DUTIES OF DEVELOPER

       Developer and Developer's Principals (as hereinafter defined) shall:

          A. comply with all terms and conditions set forth in this Agreement.

          B. at all times preserve in confidence any and all materials and information furnished or disclosed to Developer or Developer's Principals by Franchisor and shall disclose such information or materials only to such of Developer's employees, agents, or independent contractors who must have access to it in connection with their employment. At Franchisor's request, Developer shall require and obtain execution of covenants from any and all of its employees having access to such materials and information, that they will preserve in confidence all such materials and information. Such covenants shall be in substantially the form contained in Attachment E hereto. Neither Developer nor Developer's Principal's shall at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person.

          C. comply with all requirements of federal, state and local laws, rules and regulations.

       VI.     DEFAULT

          A. The rights and territorial exclusivity granted to Developer in this Agreement have been granted in reliance on Developer's representations and assurances, among others, that the conditions set forth in Paragraphs I and III of this Development Agreement will be met by Developer in a timely manner.

          B. Developer shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Developer, if Developer shall become insolvent or makes a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Developer or such a petition is filed against and consented to by Developer, or if Developer is adjudicated a bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer, of if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction, or if proceedings for a composition with creditors under any state or federal law is instituted by or against Developer, or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed), or if execution is levied against Developer's assets or property, or suit to foreclose any lien or mortgage against the premises or equipment of any restaurant established pursuant hereto is instituted against Developer and not dismissed within thirty (30) days, or if the real or personal property of Developer's business shall be sold after levy thereupon by any sheriff, marshall, or constable.

          C. Except as described in Paragraph VI.B hereof, if Developer fails to comply with or any other terms and conditions of this Agreement, including the Development Schedule, or fails to comply with any other terms and conditions of any individual Franchise Agreement between Developer and Franchisor, such action shall constitute a default under this Development Agreement. Upon such default, Franchisor, in its discretion, may do any one or more of the following:

               1. Terminate this Development Agreement and all rights granted hereunder without affording Developer any opportunity to cure the default, effective immediately upon Developer's receipt of written notice from Franchisor;

               2. Reduce the number of units granted Developer in Paragraph I.A of this Agreement; or

               3.   Terminate the territorial exclusivity granted
Developer in Paragraph IV.B hereof or reduce the area of territorial exclusivity granted Developer hereunder.

          D. Upon termination of this Agreement by Developer's default, Developer shall have no right to establish or operate any System restaurant(s) for which a Franchise Agreement has not been executed by Franchisor. Franchisor shall be entitled to establish, and to franchise others to establish, restaurants under the System in the Assigned Area except as may be otherwise provided under any Franchise Agreement which has been executed and remains in full force and effect between Franchisor and Developer. No default under this Development Agreement shall constitute a default under any Franchise Agreement or any other Development Agreement between the parties hereto.

          E. If Franchisor elects to reduce the number of units granted Developer in Paragraph I.A hereof, terminate the territorial exclusivity granted Developer in Paragraph IV.B hereof, or reduce the area of territory exclusivity granted Developer hereunder, Developer shall continue to execute Franchise Agreements in accordance with the Development Schedule, except insofar as the number of Franchise Agreements which Developer is required to execute is reduced by Franchisor pursuant to Paragraph VI.C.

          F. If Franchisor exercises any of its rights in Paragraphs VI.C.2 or 3 above, Franchisor shall be entitled to established, and to franchise others to establish, restaurants under the System in the Assigned Area or in the portion thereof no longer part of the Assigned Area or pursuant to any other modifications of Developer's territorial exclusivity, except as may be otherwise provided under any Franchise Agreement which has been executed and remains in full force and effect between Franchisor and Developer.

          G. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or equity.

       VII.    TRANSFERABILITY

          A. Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity, without the consent of Developer or Developer's Principals. Upon such transfer or assignment, any designated assignee of Franchisor shall become solely responsible for all obligations of Franchisor under this Agreement from the date of assignment.

          B. Developer and Developer's Principal's understand and acknowledge that the rights and duties set forth in this Development Agreement are personal to Developer and are granted in reliance upon the individual or collective character, skill, aptitude and business and financial capacity of Developer and Developer's Principals. Developer has represented to Franchisor that Developer is entering into this Development Agreement with the intention of complying with its terms and conditions and not for the purpose of resale of the developmental rights hereunder.

          C. The term "Developer's Principals" shall include, collectively and individually, Developer's spouse, if Developer is an individual, all officers and directors of Developer (including the officers and directors of any general partner of Developer) whom Franchisor designates as Developer's Principals and all holders of an ownership interest in Developer and of any entity directly or indirectly controlling Developer. The initial Developer's Principals shall be listed on Attachment D. Neither Developer nor any of Developer's Principals shall, without Franchisor's prior written consent, directly or indirectly, sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Agreement, in Developer, or in the assets of Developer, or attempt to do so. Any such proposed assignment occurring by operation of law or otherwise, including any assignment by the trustee in bankruptcy, without Franchisor's prior written consent, shall be a material default of this Agreement.

          D. Franchisor's consent, which shall not be unreasonably withheld, to a transfer of any interest in this Development Agreement, in Developer, or in the assets of Developer's business shall be subject to the terms and conditions set forth in Paragraph XIV of the Franchise Agreement (Attachment
A hereto); provided, however, if Developer is a publicly-held corporation and the proposed transfer, alone or together with other previous, simultaneous or proposed transfers, would have the effect of transferring a direct or indirect controlling interest (as reasonably determined by Franchisor) in Developer; if Developer is a partnership or privately-held corporation and the proposed transfer, alone or together with other previous, simultaneous or proposed transfers, would have the effect of reducing to less than fifty percent (50%) the percentage of equity interest owned in Developer by the initial beneficial owners identified in Attachment
D hereto and incorporated by reference herein; or if Developer is a natural person and the proposed transfer, alone or together with other simultaneous or proposed transfers, would have the effect of reducing Developer's equity interest in this Agreement, or in the assets of Developer's business, to less than fifty percent (50%), the transferee shall pay to Franchisor a transfer fee equal to one-half (1/2) of the development fee specified in Paragraph II hereof as well as comply with Franchisor's then-current application requirements for a new developer. In computing the percentages of equity interest for purposes of this Paragraph VII.D, general partnership interests shall not be distinguished from limited partnership interests.

       VIII.   COVENANTS

          A. With respect to Developer, during the term of this Agreement (or, with respect to each of Developer's Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Developer's Principals" as described in Paragraph VII.C hereof), except as otherwise approved in writing by Franchisor, Developer and Developer's Principals shall not, either directly or indirectly, for themselves, or through, on behalf of, or in conjunction with any person, persons, partnership or corporation:

               1. Divert or attempt to divert any business or customer of any restaurant established pursuant to a Franchise Agreement executed hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks, the Animated Entertainment and the System.

               2. Employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee or developer of Franchisor, or otherwise directly or indirectly to induce such person to leave his or her employment.

               3. Own, maintain, engage in, or have any interest in any restaurant business with entertainment by three dimensional computer-controlled animated characters or video display provided, however, that this provision shall not apply to the operation by Developer and Developer's Principals of any franchise which may be granted by Franchisor to Developer or Developer's Principals; and provided, further, that this provision shall not apply to any ownership by Developer or Developer's Principals of less than five percent (5%) of the outstanding equity securities in any publicly-held corporation.

       B. With respect to Developer, for a continuous uninterrupted period commencing upon the expiration or termination of, or the transfer of all of Developer's interest in, the Agreement, regardless of the cause thereof (or, with respect to each of Developer's Principals, commencing upon the earlier of:
(i) the expiration or termination of, or the transfer of all of Franchisee's interest in, this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Franchisee's Principals" as described in Paragraph VII.C of this Agreement), and continuing for one (1) year thereafter, except as otherwise approved in writing by Franchisor, neither Developer nor Developer's Principals shall, either directly or indirectly, for themselves or through, on behalf of, or in conjunction with any other person, persons, partnership or corporation:

               1. Do or engage in any act described by Paragraph VIII.A.1 and 2 of this Agreement, which is hereby incorporated by reference as if more fully set forth herein, or

               2. Own, maintain, engage in, or have any interest in any restaurant business with entertainment by three dimensional computer-controlled animated characters or video display within a radius of twenty-five (25) miles of the Assigned Area; provided, however, that this provision shall not apply to the operation by Developer and Developer's Principals of any franchise which may be granted by Developer or Developer's Principals; and provided, further, that this provision shall not apply to any ownership by Developer or Developer's Principals of less than five percent (5%) of the outstanding equity securities in any publicly held corporation.

          C. Developer and Developer's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs VIII.A and B of this Agreement, or any portion thereof, without their consent, effective immediately upon receipt by Developer and Developer's Principals of written notice thereof, and Developer and Developer's Principals agree that they shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XIV hereof.

          D. At Franchisor's request, Developer shall require and obtain execution of covenants similar to those set forth in this Paragraph X from any and all of its employees having access to materials or information furnished or disclosed to Developer by Franchisor. The covenants required by this Paragraph X.D shall be substantially in the form contained in Attachment E.

       IX.     NOTICES

       Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

       Notices to FRANCHISOR: Director of Franchising
                              ShowBiz Pizza Time, Inc.
                              4441 W. Airport Freeway
                              Post Office Box 152077
                              Irving, Texas  75062

       Notices to DEVELOPER:
                              -----------------------

                              -----------------------

                              -----------------------



Notice to Developer shall constitute notice to Developer's
Principals. Any notice by certified mail shall be deemed to have been given at the date and time of mailing.

       X. INDEPENDENT CONTRACTOR AND INDEMNIFICATION

          A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that nothing in this Development Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. Each party to this Agreement is an independent contractor, and neither shall be responsible for the debts or liabilities incurred by the other.

          B. Developer shall hold itself out to the public to be an independent contractor operating pursuant to this Agreement.
Developer agrees to take such actions as shall be necessary to that end.

          C. Developer and Developer's Principals understand and agree that nothing in this Development Agreement authorizes either to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name, and that Franchisor assumes no liability for, nor shall be deemed liable by reason of, any act or omission of Developer or Developer's Principals in the conduct of the business licensed by this Development Agreement, or any claim or judgment arising therefrom.

          D. Developer and each of Developer's Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor, its subsidiaries, affiliates, successors and assigns and their respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees ("Indemnitees"), from all "losses and expenses", (as defined in Section X.G.2 below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

               1. The infringement, alleged infringement, or any other violation or alleged violation by Developer or any of Developer's Principals of any patent, mark, copyright or other proprietary right owned or controlled by third parties;

               2. The violation, breach or asserted violation or breach by Developer or any of Developer's Principals of any federal, state or local law, regulation, ruling, standard or directive or any industry standard;

               3. Libel, slander or any other form of defamation of Franchisor, the System or any developer or franchisee operating under the System, by Developer or by any of Developer's Principals;

               4. The violation or breach by Developer or by any of Developer's Principals of any warranty, representation, agreement or obligation in this Agreement or in any other agreement between Developer, its subsidiaries and affiliates and Franchisor, its subsidiaries and affiliates or the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees thereof; and

               5. Acts, errors, or omissions of Developer, any of Developer's subsidiaries or affiliates or any of Developer's Principals and the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer and its subsidiaries and affiliates in connection with the development activities contemplated under this Agreement or the establishment and operation of any restaurant described in Paragraph I.A hereof.

         E. Developer and each of Developer's Principals agree to give Franchisor immediate notice of any such action, suit, proceeding, claim, demand, inquiry, or investigation. At the expense and risk of Developer and each of Developer's Principals, Franchisor may elect to assume (but under no circumstance is obligated to undertake) or associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Developer and each of Developer's Principals to indemnify the Indemnitees and to hold them harmless.

         F. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its sole judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective actions it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

              1. any of the acts or circumstances enumerated in Paragraphs X.D.1-4 above have occurred;

              2. any act, error, or omission as described in Paragraph X.D.5 may result directly or indirectly in damage, injury, or harm to any person or any property.

         G.   1.   All losses and expenses incurred under this
Paragraph X shall be chargeable to and paid by Developer or any of Developer's Principals pursuant to its obligations of indemnity under this paragraph regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity, or defense.

              2. As used in this Paragraph X, the phrase "losses and expenses," shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, reasonable attorney's fees, court costs, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

         H. The Indemnitees do not assume any liability whatsoever for acts, errors, or omissions of those with whom Developer, any of Developer's Principals, Developer's subsidiaries and affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and, employees of Developer, its subsidiaries or affiliates may contract, regardless of the purpose. Developer, and each of Developer's Principals shall hold harmless and indemnity the Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of Developer, Developer's Principals, Developer's subsidiaries and affiliates, the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer and its subsidiaries and affiliates and any such other third parties without limitation and without regard to the cause or causes thereof or negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent, or active or passive. Developer and Developer's Principals acknowledge that this Paragraph X.H clearly and unequivocally meets the requirements of the express negligence rule of the Texas Supreme Court and irrevocably waives any claim to the contrary.

         I. Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Developer or any of Developer's Principals. Developer and each of Developer's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Developer or any of Developer's Principals by the Indemnitees.

         J. Developer and Developer's Principals expressly agree that the terms of this Paragraph X shall survive the termination, expiration or transfer of this Agreement or any interest herein.

         XI. APPROVALS

         A. Whenever this Development Agreement requires the prior approval or consent of Franchisor, Developer or Developer's Principals as the case may be, shall make a timely written request to Franchisor therefor, and, except as otherwise provided herein, such approval or consent (if granted) shall be binding only if obtained in writing.

         B. Franchisor makes no warranties or guarantees upon which Developer or Developer's Principals may rely and assumes no liability or obligation to Developer, Developer's Principals or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to Developer or Developer's Principals in connection with this Development Agreement, or by reason of any neglect, delay or denial of any request therefor.

         XII. WAIVER

    No delay, waiver, omission or forbearance on the part of Franchisor to exercise any right, option, duty or power arising out of any breach or default by Developer or Developer's Principals, or by any other developer, of any of the terms, provisions or covenants hereof, shall constitute a waiver by Franchisor to enforce any such right, option or power as against Developer or Developer's Principals, or as to subsequent breach or default by Developer or Developer's Principals. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer or Developer's Principals of any terms, covenants or conditions of this Agreement.

    XIII.     SEVERABILITY AND CONSTRUCTION

         A. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other sections, parts, terms and/or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms and/or provisions shall be deemed not to be a part of this Agreement.

         B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Developer and such of their respective successors and assigns as may be contemplated by Paragraph VII hereof, any rights or remedies under or by reason of this Agreement.

         C. Developer and Developer's Principals expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All references herein to gender and number shall be construed to include such other gender and number as the context may require, and all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Developer shall be deemed jointly and severally undertaken by all the parties hereto on behalf of Developer.

         E. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

    XIV. ENTIRE AGREEMENT

    This Agreement, the documents referred to herein, and the Attachments attached hereto and incorporated by reference herein, if any, constitute the entire, full and complete agreement between the parties hereto concerning the subject matter hereof, and supersede all prior agreements, no other representations having induced Developer or Developer's Principals to execute this Agreement. No amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents writing.

    XV.  CURRENCY REQUIREMENT

    All fees and payments required by this Agreement shall be paid in U.S. currency.

    XVI. MEDIATION AND APPLICABLE LAW

         A. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND
ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR
DISPUTE IN A COURT.  THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER
AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION
SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF FOOD SERVICE BUSINESS DISPUTES, AGREED UPON BY THE PARTIES AND, FAILING
SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY
HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS), BY THE
AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES
GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN
IRVING, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY.
IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR
DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN
APPOINTED, THEN EITHER PARTY MAY BRING A LEGAL PROCEEDING UNDER
PARAGRAPH XVI.B BELOW TO RESOLVE SUCH CLAIM, CONTROVERSY OR DISPUTE UNLESS SUCH TIME PERIOD IS EXTENDED BY WRITTEN AGREEMENT OF THE
PARTIES.  NOTWITHSTANDING THE FOREGOING, FRANCHISOR MAY BRING AN
ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER
EXTRAORDINARY RELIEF, OR (3) INVOLVING OWNERSHIP OR USE OF THE PROPRIETARY MARKS OR THE ANIMATED ENTERTAINMENT, IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH PARAGRAPH XVI.B BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

         B. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION OR AS OTHERWISE PROVIDED ABOVE, DEVELOPER AND DEVELOPER'S PRINCIPALS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. DEVELOPER AND DEVELOPER'S PRINCIPALS HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. DEVELOPER AND DEVELOPER'S PRINCIPALS HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF THEM IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. DEVELOPER AND DEVELOPER'S PRINCIPALS AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION
(1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING OWNERSHIP OR USE OF THE PROPRIETARY MARKS OR THE ANIMATED ENTERTAINMENT, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER TEXAS LAW (WITHOUT REGARD TO TEXAS CHOICE OF LAW RULES).

         D.   DEVELOPER AND FRANCHISOR ACKNOWLEDGE THAT THE
PARTIES' AGREEMENT REGARDING CHOICE OF APPLICABLE STATE LAW AND FORUM SET FORTH IN PARAGRAPH XVI.B ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. EACH OF DEVELOPER AND FRANCHISOR FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

         D.   DEVELOPER AND FRANCHISOR ACKNOWLEDGE THAT THE
EXECUTION OF THIS AGREEMENT BY FRANCHISOR OCCURRED IN DALLAS COUNTY, TEXAS AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN
OBLIGATIONS OF DEVELOPER ARISING UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PAYMENT OF MONIES DUE HEREUNDER, SHALL OCCUR IN DALLAS COUNTY, TEXAS.

         E. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED BY THIS AGREEMENT TO ANY PARTY HERETO IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

    XVII.  DISCLAIMER

         A. Developer and Developer's Principals acknowledge that the success of the business venture contemplated by this Agreement involves substantial business risks and will be largely dependent upon the ability of Developer and Developer's Principals as independent businessmen. Franchisor expressly disclaims the making of, and Developer and Developer's Principals acknowledge they have not received, any representation, warranty or guarantee, express or implied, as to the potential volume, profits, costs or success of the business venture contemplated by this Agreement. Developer and Developer's Principals acknowledge that they have received, read and understood this Agreement, the attachments hereto, if any, and the agreements relating hereto, if any, and that Franchisor has accorded Developer and Developer's Principals ample time and opportunity to consult with advisors of their own choosing about the potential benefits and risks of entering into this Agreement.

         B. Developer and Developer's Principals acknowledge that they received a copy of this Agreement, the attachments hereto, if any, and agreements relating hereto, if any, at least five (5) business days prior to the date on which this Agreement was executed. Developer and Developer's Principals further acknowledge that they have received the disclosure documents required by the Federal Trade Commission trade regulation rule entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed.

         C. Developer and Developer's Principals acknowledge that they have read and understood this Agreement, the attachments hereto, if any, and agreements relating hereto, if any, and that Franchisor has accorded them ample time and opportunity to consult with advisors of their own choosing about the potential benefits and risks of entering into this Agreement.

    XVII.     GUARANTY

         A. Developer represents that, as of the execution of this Agreement, Developer's Principals and all the initial beneficial owners of the Developer are as shown in Attachment D hereto. As a condition to its execution and acceptance of this Agreement, Franchisor may require any or all of the initial beneficial owners of Developer described in Attachment D to execute a Guaranty in the form of Attachment C hereto.

         B. If after the execution of this Agreement, any person or entity ceases to qualify as one of Developer's Principals or if any person or entity succeeds to or otherwise comes to occupy a position which could qualify it as one of Developer's Principals, Developer shall notify Franchisor within ten (10) days after any such change and, upon designation of such person or entity by Franchisor as one of Developer's Principals, such person or entity shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Franchisor to be executed by others in such positions.

         C. By executing this Agreement, the Developer's Principals hereby jointly and severally, irrevocably and unconditionally, guarantee to Franchisor, its successors and assigns, Developer's performance of all of Developer's obligations, covenants and agreements hereunder and otherwise bind themselves to the terms of this Agreement as stated herein. Each of Developer's Principals represents and warrants that he has read the terms and conditions of this Agreement and acknowledges that (1) the execution of this Agreement and the undertakings of the Developer's Principals in this Agreement are in partial consideration for, and a condition to, the granting of the license evidenced by this Agreement, and (2) Franchisor would not have granted the license evidenced by this Agreement without the execution of this Agreement and such undertakings by each of the Developer's Principals. Each of Developer's Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Developer, notice of any default by Developer or any guarantor, notice of any release of any of Developer's Principals from this guaranty or the obligations of Developer and notice of any waiver, renewal, extension, modification or amendment to this Agreement. Franchisor may pursue its rights against any or all of Developer's Principals without first exhausting its remedies against Developer and without joining any other guarantor hereto. No delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

    IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Agreement in duplicate on the day and year first above written.

                             SHOWBIZ PIZZA TIME, INC.
                             FRANCHISOR


                             ----------------------------------


                             By:
                             Name:
                             Title:



STATE OF TEXAS

COUNTY OF DALLAS

    Before me personally appeared -------------------------------
- ---------------after being duly sworn, says that he is the ------------
- ---------------of ShowBiz Pizza Time, Inc., a corporation, organized and existing under the laws of Kansas, and that he has authority to execute under oath and has so executed the above
Agreement for and on behalf of such corporation for such purposes therein contained.

    WITNESS my hand and official seal this ----- day of -----------19---.


                                       ----------------------
(SEAL)                                 Notary Public



                                  DEVELOPER


                                  -----------------------------


                                  By:
                                  Name:
                                  Title:


STATE OF --------------

COUNTY OF -------------

    Before me personally appeared ------------------------------------
- ------- who, after being duly sworn, says that he is the -------------
- ------------ of ----------------------, a (corporation)
(partnership), organized and existing under the laws of ---------------
- -------------------, and that he has authority to execute under oath and has so executed the above Agreement for and on behalf of such (corporation) (partnership) for the purposes therein contained.

    WITNESS my hand and official seal this ------ day of ---------------
- --, 199----.

                                  ---------------------------
(seal)                                 Notary Public



    Each of the undersigned acknowledges and agrees as follows:

     (1) Each is included in the term "Developer's Principals" as described in Paragraph VII.C of this Development Agreement;

     (2) Each has read the terms and conditions of this Development Agreement. Each acknowledges that the undertakings by Developer's Principals hereunder and as stated below, and the execution of the guaranty described in Paragraph XVIII of this Development Agreement are made and given in partial consideration of, and as a condition to, the Franchisor's grant of developer rights to Developer as described herein; and

     (3) Each individually, jointly and severally makes all of the covenants, representations and agreements of Developer's Principals set forth in this Development Agreement and is obligated to perform thereunder.

                              DEVELOPER'S PRINCIPALS


                              Name:

                              Name:

                              Name:



STATE OF-------------

COUNTY OF------------


     Before me personally appeared the following persons, --------------- ,
- ----------------,and --------------- who are know to me to be the person who executed the foregoing and each acknowledged the same to be his or her free act and deed for the purposes therein contained.

     WITNESS my hand and official seal this----- day of------------
- -----, 199--.


(S E A L)                     ----------------------------
                              Notary Public



                       ATTACHMENT A

                    FRANCHISE AGREEMENT




                               ATTACHMENT B

                           DEVELOPMENT SCHEDULE


(To be completed at time of execution of Development Agreement)


                                      Cumulative Total Number
                                      of Franchise Agreements
                                      Which Developer Shall
             By (Date)                    Have Executed



             ---------------          ----------------------------

             ---------------          ----------------------------

             ---------------          ----------------------------


                               ATTACHMENT C

                                 GUARANTY


      As an inducement to ShowBiz Pizza Time, Inc. ("Franchisor") to execute the foregoing Development Agreement and the Attachments thereto of even date hereto, the undersigned, jointly and severally, hereby agree to be individually bound by all the terms and conditions of the above Development Agreement including any amendments or modifications thereto whenever made (hereinafter the "Agreement") and unconditionally and irrevocably guarantee to Franchisor and its successors and assigns that all of Developer's obligations under the Agreement will be punctually paid and performed.

             Upon default by Developer or notice from Franchisor, the undersigned will immediately make each payment and perform each obligation required of Developer under the Agreement. Without affecting the obligations of the undersigned under this Guaranty, Franchisor may, without notice to the undersigned, renew, extend, modify, amend or release any indebtedness or obligation of Developer, or settle, adjust, or compromise any claims against Developer.

             The undersigned waive all demands and notices of every kind with respect to this Guaranty and the Agreement, including, without limitation, notice of: the amendment or modification of this Guaranty or the Agreement, the demand for payment or performance by Developer, any default by Developer or any guarantor, and any release of any guarantor or other security for the Agreement or the obligations of Developer.

             Franchisor may pursue its rights against the undersigned without first exhausting its remedies against Developer and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy.

             Upon receipt by Franchisor of notice of the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors hereunder will continue in full force and effect.



             IN WITNESS WHEREOF, each of the undersigned has signed this Guaranty as of the date of the Agreement.

             Witnesses:                             Guarantors:

             -------------                        ------------------------

             -------------                        ------------------------

             -------------                         -----------------------




STATE OF ------------------

COUNTY OF -----------------


         Before me personally appeared the following persons,---------
- --------------------------------- who are known to me to be the persons who executed the foregoing Guaranty and each acknowledged the same to be his or her free act and deed for the purposes therein contained.

             WITNESS my hand and official seal this --- day of -----------


                                               --------------------------
                                               Notary Public in and for
                                               the State of -------------


                                      ATTACHMENT D

             DEVELOPER'S PRINCIPALS AND INITIAL EQUITY OWNERS


LOCATION: ------------------------------------------------------------
- ----------------------------- Developer hereby represents and warrants that Developer's Principals (as defined in the Development Agreement) and the initial beneficial owners of Developer are as follows:


                                            Position with     Percentage
            Name           Address          Developer         Ownership
            -----          -------          --------------    ----------



            (Interests must total 100%)








                                     DEVELOPER

                                     ----------------------------------------

                                     By:   -----------------------------------

                                     Name: ----------------------------------

                                     Title: ---------------------------------


STATE OF------------

COUNTY OF-----------

             Before me personally appeared the following persons, ------
- -----------,------------------who are known to me to be the persons who executed the foregoing and each acknowledged the same to be his or her free act and deed for the purposes therein contained.

             WITNESS my hand and official seal this ---- day of ------, 199--.


                                     ------------------------------
                                     Notary Public



                               ATTACHMENT E

               CONFIDENTIALITY AND NONCOMPETITION AGREEMENT